As filed with the Securities and Exchange Commission on September 20, 2000.
                                             Registration No. ______________

                        U.S. SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, DC 20549

                                         FORM SB-2

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   WORLD-WIDE CLASSICS, INC.
                act name of small business issuer as specified in its charter)

         Delaware                            7500               87-0647505
---------------------------     ----------------------------   ----------------
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)

                  6427 South Blaine Drive, Murray, Utah 84107 (801) 455-6027
               address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Kevin B. Denos
                 6427 South Blaine Drive, Murray, Utah 84107 (801) 455-6027
                   (Name, address, including zip code, and telephone number
                          including area code, of agent for service)

                                  WITH COPIES TO:

                               Kenneth I. Denos, Esq.
                               Kenneth I. Denos, P.C.
                               12694 South Rosburg Dr.
                                Riverton, Utah 84065
                                    (801) 971-6787
                                  FAX (801) 446-6566

             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. /_/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. /_/

                        CALCULATION OF REGISTRATION FEE
  TITLE OF SECURITIES            AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM            AMOUNT OF
         TO BE                   TO BE               OFFERING PRICE             AGGREGATE              REGISTRATION
      REGISTERED               REGISTERED             PER SHARE(1)          OFFERING PRICE(1)              FEE
-----------------------  ---------------------- ------------------------ -----------------------  ----------------------
Common Stock                    300,000                  $0.50                  $150,000                  $39.60
=======================  ====================== ======================== =======================  ======================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTION PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

PROSPECTUS
                               300,000 SHARES

                          WORLD-WIDE CLASSICS, INC.
                             ------------------

                               COMMON STOCK
                             ------------------

       World-Wide Classics, Inc. (the "Company"), is offering, on a "best efforts, minimum-maximum" basis (collectively, the "Offering"), up to 300,000 shares of its $0.001 par value common stock, (hereafter, "Common Stock" or the "Shares") to the public at a price of $0.50 per Share.

       Prior to this Offering, there has been no public market for the Shares of Common Stock. The Shares will not be listed on an exchange or quoted on the NASDAQ system upon completion of this Offering and there can be no assurance that a market will develop or, if a market should develop, that it will continue. The initial public Offering price has been arbitrarily determined by the Company and bears no relationship to assets, shareholders equity, or any other recognized criteria of value.
                            ------------------
       THE PURCHASE OF THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN THIS OFFERING.
                           ------------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
               HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                   DISCOUNTS AND              PROCEEDS TO
                                           PRICE TO PUBLIC         COMMISSIONS (1)             COMPANY (2)
Per Share...................................  $0.50                  $0.07                     $0.43
Total Minimum...............................  $50,000                $7,000                    $43,000
Total Maximum...............................  $150,000               $21,000                   $129,000
============================================  ====================== ========================  ========================

(1) The offering price is payable in cash upon subscription. The offering will be managed by the Company and the Shares will be offered and sold by the officer of the Company, without any discounts or other commissions. Licensed NASD Broker-dealers may also participate and receive commissions of up to 14% of the offering price on sales made by them. See "Plan of Distribution."

(2) Proceeds to the Company are shown assuming payment of commissions to licensed NASD broker-dealers with respect to all shares sold, but before deducting other offering expenses payable by the Company estimated at $9,000, for legal and accounting fees and printing costs.

(3)    Proceeds  will be deposited no later than noon of the next business day after receipt into an escrow account with Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111, pending receipt of subscriptions for at least $50,000. If subscriptions for a minimum of 100,000 Shares have not been received within 120 days from the date hereof (unless extended by the Company for up to 30 additional days), all proceeds will be promptly refunded to subscribers without interest thereon or deduction therefrom. Subscribers will have no right to return or use of their funds during the Offering period, which may last up to 150 days.

       The Shares are being offered by the Company subject to prior sale, receipt, and acceptance by the Company, approval of certain matters by counsel, and certain other conditions. The Company reserves the right to withdraw or cancel such offer and reject any order, in whole or in part.
-----------


                   The date of this Prospectus is September 14, 2000

                              TABLE OF CONTENTS

                                                                     PAGE
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 2
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . 3
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
COMPARATIVE DATA. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
MANAGEMENT'S PLAN OF OPERATION. . . . . . . . . . . . . . . . . . . . 14
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
PRINCIPAL SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . 23
CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 23
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . 24
SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . . . . . 25
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . 26
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 27
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . F-1

                            AVAILABLE INFORMATION

       We have filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

       As of the date of this Prospectus, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

       Copies of Our Annual, Quarterly, and other Reports which will be filed with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing World-Wide Classics, Inc., 6427 Blaine Drive, Murray, Utah 84107.

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR OTHER STATE REGULATORY AUTHORITY, AND NO SUCH REGULATORY AUTHORITY HAS PASSED UPON THE TERMS OF THIS OFFERING OR APPROVED THE MERITS THEREOF. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING IN EVALUATING THE MERITS AND RISKS OF THE OFFERING AND MAKING AN INVESTMENT DECISION.

YOU SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.

                               PROSPECTUS SUMMARY

       This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company.
You are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, you should specifically consider the various factors identified in this Prospectus, including the matters set forth under the caption, "Risk Factors," which would cause actual results to differ materially from those indicated by such forward-looking statements. The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the description of the Company and its proposed operations appearing elsewhere in this Prospectus.

                                   THE COMPANY

       WORLD-WIDE CLASSICS, INC. (sometimes referred to hereinafter as "We," "Our," "Us," or the "Company") was incorporated under the laws of the State of Delaware on October 27, 1999. We have not commenced active business operations and are considered a development stage company. Our proposed business and purpose is to create an offline and online clearinghouse for classic and antique automobiles and to engage in and perform any and all acts and activities customary or incidental to a specialized automobile brokerage business. We intend to use the proceeds of this Offering, if successful, to acquire selected vehicles and to purchase office and computer equipment, targeted advertising and to develop a website, and for initial working capital to begin active business operations upon completion of this Offering. Throughout this prospectus, the reader will sometimes be referred to as "You" or "Your."

       Our mailing address and the telephone number of Our principal executive offices are 6427 Blaine Drive, Murray, Utah 84107. (801) 455-6027.

                                THE OFFERING

Securities Offered..............  300,000 shares of Common Stock, par value $0.001 per share
                                  ("Common Stock"). See "DESCRIPTION OF SECURITIES."
Offering Price..................  $0.50 Per Share.
Plan of Distribution............  The Offering will be managed by Us and the Shares will be offered and sold by the officers of the Company, without any discounts or other commissions.  Licensed NASD broker-dealers may also participate and receive commissions of up to 14% of the
                                  Offering price on sales made by them.  Offering proceeds will be escrowed pending completion or termination of the Offering.
                                  The Offering will terminate 120 days from the date hereof (of 150 days if extended by Us for an additional 30 days), and funds held in escrow will be promptly returned to subscribers, without interest thereon or deduction therefrom, unless the Offering is completed on or before that date upon receipt of subscriptions for at least the minimum Offering amount ($50,000).  See "PLAN
                                  OF DISTRIBUTION."


                                  3





Escrow Agent....................  Brighton Bank, 311 South State Street, Salt Lake City, Utah
                                  84111,  will serve as escrow agent for receipt
                                  of proceeds from this Offering.
Transfer Agent..................  American Registrar & Transfer Co., 342 East 900 South, Salt
                                  Lake City, Utah 84111, (801) 363-9065, has agreed to serve as transfer agent and registrar for the Company's outstanding securities upon completion of the Offering.
Securitie Outstanding..........   The Company is
                                  authorized to issue up to 50,000,000 shares of
                                  Common  Stock  and   presently  has  1,000,000
                                  shares of common stock issued and outstanding.
                                  Upon  completion  of  this  Offering,  if  all
                                  Shares  offered  herein  are  sold,  1,300,000
                                  Shares   will  be  issued   and   outstanding;
                                  1,100,000    Shares   will   be   issued   and
                                  outstanding  if only  the  minimum  number  of
                                  Shares  offered  herein are sold. In addition,
                                  the  Company  is  authorized  to  issue  up to
                                  5,000,000  shares of Preferred Stock in one or
                                  more series  with such rights and  preferences
                                  as the Board of Directors may  designate.  The
                                  Board of Directors has not designated any such
                                  series and no preferred  shares are  presently
                                  issued and outstanding.
Risk Factors....................  We are a start up company with no operating history;
                                  consequently, an investment in the Company is highly
                                  speculative.  You will suffer substantial dilution in the book value of Your Shares compared to the purchase price.  In seeking to implement Our proposed business, We could incur substantial losses during the development stage, and require additional funding for which We have no commitments.  Management has
                                  other interests which may conflict with the interests of the
                                  Company.  Until such time, if ever, that the Company generates sufficient revenue to pay management a salary, management will not be employed full time and will only devote a minimal amount of time to the affairs of the Company. We cannot assure You that
                                  Our proposed business will be successful, nor can We assure you that We could find other business ventures in the event the proposed business fails.  We presently have no plans,
                                  commitments, or arrangements with respect to any other potential business venture.  You should not invest in the Company if you cannot afford to lose Your entire investment.  See "RISK
                                  FACTORS."

                                 RISK FACTORS

       You should consider carefully the risk factors set forth below, in addition to the other information contained in this Prospectus, before making a decision to purchase the Shares. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements as a result of certain factors, including those set forth in the following "Risk Factors" and elsewhere in this Prospectus. In each instance in which a risk factor identifies an event that would or could adversely affect the Company, such risk should be viewed as potentially adversely affecting Our business, results of operations, and financial position.

RISKS INHERENT IN A NEW STARTUP COMPANY

       No Operating History. The Company was only recently organized, has no significant assets, no current business operations nor any history of operations and is considered to be a development stage enterprise. There is absolutely no assurance that We will be able, upon completion of this Offering, to successfully implement Our proposed business or that it will ever operate profitably. In the event Our proposed business is unsuccessful, We cannot assure You that the Company could successfully become involved in any other business venture. We presently have no plans, commitment, or arrangements with respect to any other potential business venture. See "MANAGEMENT'S PLAN OF OPERATIONS," "BUSINESS," AND FINANCIAL STATEMENTS.

       Limited Capital/Need for Additional Capital. We presently have no significant operating capital and are totally dependent upon receipt of the proceeds of this Offering to provide the minimum capital necessary to commence Our proposed business. Upon completion of the Offering, the amount of capital available to Us will still be extremely limited, especially if only the minimum amount of the Offering is raised. We have no commitments for additional cash funding beyond the proceeds expected to be received from this Offering. In the event that the proceeds from this Offering are not sufficient, We may need to seek additional financing from commercial lenders or other sources, for which We presently have no commitments or arrangements. See "MANAGEMENT'S PLAN OF OPERATIONS," "BUSINESS," AND FINANCIAL STATEMENTS.

       Broad Discretion with Respect to Allocation of Net Proceeds. The net proceeds from the sale of the Common Stock offered to You will be added to the Company's general working capital upon the completion of this Offering and is intended to be used in the manner set forth below under "USE OF PROCEEDS." We have not reserved or allocated the proceeds for any specific purpose other than as set forth in this prospectus, and We cannot specify with more certainty how We will use the net proceeds. We will have considerable discretion in the application of the net proceeds, and You will not have the opportunity, as part of Your investment decision, to assess, whether, in Your judgment, the proceeds will be used appropriately. The net proceeds may be used for corporate purposes that do not increase the Company's profitability or market value. Pending application of the proceeds, they may be placed in investments that do not produce income or that lose value.

       Dependence Upon Officers & Directors/Business and Time Conflicts. The Company will be totally dependent in the conduct of its proposed business upon the knowledge, skills, and experience of the President of the Company, Kevin B. Denos. As compared to many other public companies, We do not have a depth of managerial and technical personnel. Accordingly, there is a greater likelihood that loss of the services of Mr. Denos would have a material adverse effect upon the Company. The Company has no employment contract with or key man life insurance upon the President. Furthermore, the President of the Company will not be employed full-time, at least initially, and is involved with other businesses and has other interests which could give rise to conflicts of interest with respect to the business of and amount of time devoted to the Company. There is no assurance such conflicts will be resolved favorably to the Company. See "CERTAIN TRANSACTIONS."

       No Dividends. We do not currently intend to pay cash dividends on Our Common Stock and do not anticipate paying such dividends at any time in the foreseeable future. At present, We will follow a policy of retaining all of Our earnings, if any, to finance development and expansion of Our business. See "DESCRIPTION OF SECURITIES."

       Limited Liability of Management. We have adopted provisions in Our Certificate of Incorporation and Bylaws which limit the liability of Officers and Directors and provide for indemnification by the Company of Officers and Directors to the fullest extent permitted under Delaware Law, which provides that officers and directors shall have no personal liability to a corporation or its stockholders for monetary damages for breach of fiduciary duties as directors, except for a breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving the unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit Your ability to hold directors and officers liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

       Limited Experience of Management and Lack of Established Reputation. Although the President of the Company has developed general automotive knowledge, neither he nor the Company are well known or have established any significant reputation or prominence in the automobile brokerage business, and We cannot assure You that We will be able to facilitate significant commerce in the buying and selling of classic automobiles. See "BUSINESS" AND "MANAGEMENT."

       Competitive Market. We will operate in a highly competitive environment. Buying and selling used specialized automobiles (both online and offline) is widespread, and is a highly fragmented market with numerous participants possessing extensive vertical and horizontal networks to provide access to a wide variety of automobiles for a broad spectrum of tastes and styles. See "BUSINESS - Competition."

       Risks of Loss from Damage, Theft, Etc. The automobiles most highly sought after by collectors and certain consumers can become extremely valuable, which creates a need for security precautions to reduce the risk of theft or other loss. The Company will be dependent upon its President to maintain security, insurance, and to provide handling, transportation, and storage of such automobiles, but We cannot assure You that measures taken will be adequate to prevent loss.

 RISKS RELATED TO THE OFFERING

       Lack of Underwriter Participation. Because We have not engaged the services of an Underwriter with respect to this Offering, the independent due diligence review of the Company, its affairs and financial condition, which would ordinarily be performed by an underwriter and its legal counsel, has not been performed with respect to the Company and You will not have the benefit of an underwriter's independent due diligence review. See "PLAN OF DISTRIBUTION."

       Dilution. You will suffer substantial dilution in the purchase price of the Shares compared to the net tangible book value per share immediately after the Offering. See "DILUTION."

       Best Efforts Offering/No Firm Commitment. We are offering the Shares on a "best efforts, minimum-maximum basis." There is no underwriter and no firm commitment from anyone to purchase all or any of the Shares offered. No assurance can be given that all or any of the Shares will be sold. However, escrow provisions have been made to ensure that if subscriptions for a minimum of 100,000 Shares are not received within the Offering period, plus any extensions, all funds received will be promptly refunded within 5 days to subscribers, without interest thereon or deduction therefrom. During the Offering period, which could last up to 150 days, subscribers will receive no interest on their funds nor have any use or right to return of the funds. See "PLAN OF DISTRIBUTION."

       Benefits to Present Stockholders/Disproportionate Risks. The 1,000,000 shares of the Company's presently outstanding Common Stock are owned by the President and founders of the Company, for which they paid $5,000 cash. If all Shares offered are sold, immediately after completion of the Offering, present stockholders will own approximately 77% of the then outstanding Common Stock, and investors in this Offering will own the other 23%, for which they will have paid $150,000 cash. If only the minimum number of Shares offered are sold, present stockholders will own approximately 91% of the then outstanding Common Stock, and investors in this Offering will own the other 9%, for which they will have paid $50,000 cash. Thus, You will contribute to capital of the Company disproportionately more than the percentage of ownership You receive. Present stockholders will benefit from a greater share of the Company if successful, while You risk a greater loss of cash invested if the Company is not successful. See "COMPARATIVE DATA."

       Continuation of Management Control. Upon completion of this Offering, present shareholders, which includes current management of the Company, will own a majority of the total outstanding securities and will have absolute control of the Company. Investors in this
                                    7

Offering as a group will have no ability to remove, control, or direct such management. Only one-half of the outstanding shares is required to constitute a quorum at any stockholders meeting, and action may be taken by a majority of the voting power present at a meeting, or may be taken without a meeting by written consent of stockholders holding a majority of the total voting power. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES."

       Arbitrary Determination of Offering Price. We have arbitrarily determined the public offering price of the Shares and have set such price at a level substantially in excess of the price paid by founding stockholders for securities of the same class. The Offering price bears no relationship to the Company's assets, book value, net worth, or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of Our securities. See Cover Page, "COMPARATIVE DATA," and "CERTAIN TRANSACTIONS."

       No Assurance of a Liquid Public Market for Securities. There has been no public market for the Shares prior to the Offering made hereby. The Shares will not be listed on an exchange or quoted on the NASDAQ system upon completion of this Offering and We cannot assure You that any market will develop for the securities or that if a market does develop, that it will continue. We cannot assure You as to the depth or liquidity of any market for Common Stock or the prices at which You may be able to sell Your Shares. As a result, an investment in the Shares may be totally illiquid and You may not be able to liquidate Your investment readily or at all when You need or desire to sell. See "PLAN OF DISTRIBUTION."

       Volatility of Stock Prices. In the event a public market does develop for the Shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply, and demand, interest rates, general economic conditions, and those specific to the industry, international political conditions, developments with regard to the Company's activities, future financial condition, and management. See "PLAN OF DISTRIBUTION."

       Shares Eligible for Future Sale. All of the shares of Common Stock currently outstanding are restricted securities which are not presently, but may in the future be sold, pursuant to rule 144, into any public market that may develop for the Common Stock. Future sales by current shareholders could depress the market prices of the Common Stock in any such market. See "SHARES ELIGIBLE FOR FUTURE SALE."

       Potential Issuance of Additional Common and Preferred Stock. The Company is authorized to issue up to 50,000,000 shares of Common Stock, of which only 1,300,000 shares at most will be issued and outstanding upon completion of this Offering. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Common Stock in the future will reduce proportionate ownership and voting power of the Common Stock offered hereby. The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval. The Board of Directors has not designated any series or issued any shares of preferred stock. The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the Common Stock offered hereby. See "DESCRIPTION OF SECURITIES."

       Applicability of Penny Stock Risk Disclosure Requirements. The Shares will be considered a "penny stock" as that term is defined in rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers participating in transactions in penny stocks must first deliver a Schedule 15G risk disclosure document which describes the risks associated with penny stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for penny stock transactions based upon the customer's financial situation, investment experience, and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. With all these restrictions, the likely effect of a designation as a penny stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of penny stocks compared to other securities. See "PLAN OF DISTRIBUTION."

                             DILUTION

       Dilution is the difference between the public offering price of $0.50 per share for the Common Stock offered to You in this prospectus, and the net tangible book value per share of the Common Stock immediately after You have purchased it. The Company's net tangible book value per share is calculated by subtracting the Company's total liabilities from its total assets less any intangible assets, and then dividing by the number of shares then outstanding.

       The net tangible book value (NTBV) of the Company prior to the Offering, based upon the June 30, 2000 financial statements, was $1,563 or $0.0016 per common share. Prior to selling any shares in this Offering, the Company has 1,000,000 shares outstanding.

       If all shares offered herein are sold, the Company will have 1,300,000 shares outstanding upon completion of the Offering. The estimated post-offering pro forma net tangible book value of the Company, which gives effect to receipt of the estimated net proceeds from the offering and issuance of the additional Shares of Common Stock in the Offering, but does not take into consideration any other changes in the net tangible book value of the Company after June 30, 2000, will be $151,563, or approximately $0.1166 per share. This would result in dilution to You of $0.3834 per share, or 76.7% of the public offering price of $0.50 per share. Net tangible book value per share would increase to the benefit of the present stockholders from $0.0016 per share prior to the Offering to $0.1166 per share after the Offering, or an increase of $0.115 per share attributable to the purchase of the Shares by You and the other investors in this Offering.

       If only the minimum number of Shares are sold, the Company will have 1,100,000 shares outstanding upon completion of the Offering. The post-offering pro forma net tangible book value of the Company, would be $51,563, or approximately $0.0469 per share. This would result in dilution to You of $0.4531 per share, or 90.6% of the public offering price of $0.50 per share. Net tangible book value per share would increase to the benefit of the present stockholders from $0.0016 per share prior to the Offering to $0.0469 per share after the Offering, or an increase of $0.0453 per share attributable to the purchase of the Shares by investors in this Offering.

       The following table sets forth the estimated net tangible book value ("NTBV") per share after the Offering and the dilution to You based on the foregoing minimum and maximum offering assumptions:


                                                                     Minimum                          Maximum
Public Offering Price per Share                                       $0.50                            $0.50
NTBV per Share Prior to Offering                                     $0.0016                          $0.0016
Increase Attributable to New Investors                               $0.0453                           $0.115
Post-Offering Pro Forma NTBV per Share                               $0.0469                          $0.1166
Dilution to New Investors in this Offering                           $0.4531                          $0.3834

                               COMPARATIVE DATA

       The following charts illustrate the pro forma proportionate ownership in the Company, upon completion of the Offering under alternative minimum and maximum offering assumptions, of present stockholders and of investors in this Offering, compared to the relative amounts paid and contributed to capital of the Company by present stockholders and by You and other investors in this Offering, assuming no changes in net tangible book value other than those resulting from the Offering.

MINIMUM OFFERING
                                     Shares Owned           Percent            Cash           Percent            Price Per
                                                                               Paid                                Share

Present Shareholders                   1,000,000             90.9%            $ 5,000           9.1%               $0.005
New Investors                            100,000              9.1%            $50,000           90.9%              $0.50

MAXIMUM OFFERING

Present Shareholders                   1,000,000             77.0%            $ 5,000            3.2%              $0.005
New Investors                            300,000             23.0%            $150,000          96.8%              $0.50

                                 USE OF PROCEEDS

       The net proceeds to the Company from the sale of the 150,000 Shares offered hereby at a public offering price of $0.50 per Share will vary depending upon the total number of Shares sold and the amount, if any, of commissions paid to licensed NASD broker-dealers in connection with such sales (Licensed NASD broker-dealers may participate and receive commissions of up to 14% of the
Offering price on sales made by them, or We may pay finders fees if no commission is paid and the payment of such fees is permissible under applicable law). Regardless of the number of Shares sold and the amount, if any, of commissions paid, We expect to incur other offering expenses estimated at $9,000 for legal, accounting, printing, and other costs in connection with the Offering. The following table sets forth gross and net proceeds, alternatively, under the minimum and maximum offering assuming that commissions are paid with respect to all sales, and Our present estimate of the allocation and prioritization of net proceeds expected to be received from this Offering. Actual receipts and expenditures may vary from these estimates. Pending use, We intend to invest the net proceeds in investment-grade, short-term, interest bearing securities.


                                                                         Minimum                       Maximum
                                                                        Offering                       Offering
Gross Proceeds                                                          $ 50,000                      $ 150,000
             Commissions/Finders Fees (14%)                               7,000                         21,000
             Other Offering Expenses                                      9,000                         9,000
                                                                         -------                       ------
NET OFFERING PROCEEDS(1)                                                $ 34,000                      $ 120,000
                                                                        ========                      =========
Acquisition of Equipment and Inventory (2)                              $ 11,000                       $ 40,000
Marketing and Travel (3)                                                  3,000                         10,000
Web Site Development (4)                                                  5,000                         12,000
Initial Operating Expenses and Working                                   15,000                         58,000
                                                                        --------                        ------
Capital (5)
TOTAL                                                                   $ 34,000                      $ 120,000
                                                                        ========                      =========

(1) The above allocation of portions of the net proceeds reflect Our current plans, and there are likely to be changes which reflect various factors, including general market conditions and other developments.

(2) This is the approximate amount of net proceeds of the Offering which management estimates will be used to acquire miscellaneous office equipment, computer hardware and software, and certain automobiles which may be included in inventory.

(3) This represents the approximate amount management estimates that it will expend during the initial start-up period (approximately one year) for travel to and from locations to locate certain automobiles, and for advertising on the

                                          12




       Internet, in various newspapers, and in trade magazines such as Auto Trader, Henning's Motor News, and Old Car Trader.

(4) This represents estimated web hosting fees, programming fees, and software acquisition expenses incurred in connection with the development of the Company's web site.

(5) We intend to use the remaining portion of the net proceeds to cover rent and other operating expenses and provide working capital during the initial start-up of operations.

                        MANAGEMENT'S PLAN OF OPERATIONS

       The following discussion should be read in conjunction with the Company's consolidated financial statements and the notes associated with them contained elsewhere in this prospectus.

PLAN OF OPERATIONS

       The Company was only recently incorporated on October 27, 1999. We have not commenced planned principal operations and are considered a development stage company. The Company has no significant assets, no active business operations, nor any results therefrom. To date, Our activities have been limited to organizational matters, a limited amount of market research, minimal travel, acquisition of Our Internet domain name, bids to facilitate the purchase and sale of only a few automobiles, and the preparation and filing of the registration statement of which this prospectus is a part.

       Our plan of operations for the next twelve months is first to raise funds from this Offering. If the Offering is successful, We intend to use the proceeds for the acquisition of equipment and inventory, marketing and travel, to pay for initial operating expenses, and to fund working capital. We are totally dependent upon this Offering and receipt of the proceeds therefrom, of which We cannot assure you of Our ability to commence Our intended business operations. The Company was formed to engage in the business of facilitating the purchase and sale of classic automobiles. We intend to provide these services to car collectors as well as the general public. There is absolutely no assurance that Our proposed business will succeed and that We will be able, with the proceeds of this Offering, to successfully facilitate the purchase and sale of automobiles on a scale sufficient to cover Our costs or become profitable. In the event We are unsuccessful at implementing Our proposed business, We cannot assure You that the Company could successfully become involved in any other business venture. We presently have no plans, commitments, or arrangements with respect to any other proposed business venture.

       At this time, no assurances can be given with respect to the timing of commencement of operations or the length of time after commencement that it will be necessary to fund operations from the proceeds of this Offering. We intend to commence operations as soon as possible after the Offering is completed and We receive the proceeds therefrom.

       We believe that the proceeds of this Offering will be sufficient to cover Our operating expenses for six months to a year after commencement of operations, during which time We believe We can begin generating sufficient revenues from sales and operations to thereafter cover ongoing expenses. However, there is absolutely no assurance of this, and if We are unable to generate sufficient revenues from operations to cover expenses within such time frame, We will have to seek additional debt or equity financing for which We have no commitments.

                                BUSINESS

HISTORY OF THE COMPANY

       World-Wide Classics, Inc. was recently incorporated under the laws of the State of Delaware on October 27, 1999. We have not commenced active business operations of a material nature and are considered a development stage company. To date, Our activities have been limited to organizational matters, a limited amount of market research, minimal travel, acquisition of Our Internet domain name, bids on several vehicles with a completed purchase and sale of one automobile, and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of the Company, the President, Secretary, and founders of the Company contributed an aggregate of $5,000 cash to initially capitalize the Company in exchange for 1,000,000 shares of Common Stock. We have no significant assets, and are totally dependent upon the successful completion of this Offering and receipt of the proceeds therefrom, of which We cannot assure you of Our ability commence Our proposed business operations.

MARKET

       MOTOR VEHICLES - GENERALLY. The Polk Company, a marketing research firm, reports that over 200 million vehicles are registered in the United States. The world's three largest vehicle manufacturers - Ford, General Motors, and Daimler-Chrysler reported aggregate retail new vehicle sales of 17.5 million units, totaling over $488 billion in revenues internationally for 1999. In the United States, approximately $709 billion and $652 billion was spent on new and used vehicles, representing the sale of approximately 58 million and 56 million units in 1998 and 1999, respectively. According to the National Automobile Dealers Association, 25 million of these 58 million unit sales in 1999 were new vehicles, meaning that approximately 57% of all domestic vehicle sales were of pre-owned vehicles. According to the Polk Company, the median age for vehicles in the United States was 8.1 years for cars, and 7.8 years for trucks, almost double the median age for cars and trucks in 1970. These figures suggest that sales of used vehicles will continue to represent an ever-increasing percentage of total vehicle sales.

       MOTOR VEHICLE DEALERS. Dealers of new and used vehicles in the United States are facing increased competitive pressures from a variety of sources. Some of these sources evidence trends that We believe are favorable to Our business concept:

- A Perceived Overabundance of Dealers. The National Automobile Dealers Association reports over 22,000 dealers in the United States alone. Dealers find themselves competing for increasingly smaller customer bases, resulting in shrinking inventories, which may force dealers to increase margins on the remaining inventory to cover commissions, overhead, and other expenses.

- Better Educated Consumers that Dislike High Pressure Sales Tactics. Largely due to the Internet, consumers are generally better educated about pricing, styles, options, features, and other factors influencing the buying decision. Because consumers are generally more informed from unbiased sources, they tend to resist high pressure sales methods and desire a buying process that is more closely aligned with a traditional haggle-free buying experience.

- Decreasing Margins. The efficiency of the Internet and other medium have led to decreased margins for dealers, because these dealers cannot offer a product superior to any other dealer selling the same vehicle and to whom consumers now have easier access. Consequently, We believe that the sale of custom, specialized vehicles remains one of the last areas in the automobile sales industry in which margins can be maintained due to the limited availability of certain makes, models, and years for certain vehicles.

       THE INTERNET AND E-COMMERCE. The Internet has emerged as a global medium for communication, content delivery, and e-commerce, and Internet use continues to increase rapidly. International Data Corporation estimates that the number of Internet users worldwide will increase to 319 million by 2002, or roughly 6% of the world population, and will continue to increase at a compound annual growth rate of 35% for the next several years. As consumers have become increasingly adept at utilizing the Internet for evaluating and purchasing a wide variety of goods, the dollar volume of goods and services purchased over the Internet is estimated to reach $425 billion in 2002. We believe that the number of Internet users will continue to grow based on a number of factors, including the large and growing base of installed personal computers in the home and workplace, the decreasing cost of personal computers, easier, faster, and cheaper access to the Internet, the distribution of broadband applications, the proliferation of Internet content, and the increasing familiarity and acceptance of the Internet by businesses and consumers.

OUR PROPOSED BUSINESS

       SPECIALIZED AUTOMOBILE BROKERAGE AND CONSULTING. Our business concept is based upon locating specialty vehicles with high resale appeal and using traditional offline as well as online methods to market these vehicles to an eager target market. In addition, We intend to provide specialized online and offline automotive consulting, including database-driven FAQ profiles for common issues affecting the purchase, sale, licensing, maintenance, and repair of older vehicles, as well as online and offline car care and restoration advice. As We continue to develop our services, We also intend to use the services of various automotive pricing services, such as Kelley Blue Book, and the National Automotive Dealers Association pricing guide. In short, We want to link buyers and sellers in an information-rich environment to improve the buying and selling experience for classic automobiles, without the stress and confusion associated with transactions involving automobile dealers.

       A SELLER'S MARKET. We believe that the key to success in the specialized auto brokerage business is in concentrating on finding sellers instead of buyers. This notion runs completely contrary to the retail automobile market and most other retail markets, where efforts are directed exclusively to satisfy a consumer need or stimulate the growth of new consumers in an existing market. In the specialized automobile market, certain classic cars literally sell themselves because of their idiosyncratic value to certain persons and their willingness to pay a premium for a vehicle that suits their subjective tastes. Because the specialty automobile market has historically been a seller's market, We intend to initially locate those vehicles that will be most appealing to collectors and automobile enthusiasts. Because of the unique characteristics of this market, instead of simply selling cars, Our objective is to match discriminating buyers with the right vehicle and features at an agreeable price, with personally relevant consulting services to augment the buying/selling experience.

       BUILD ON A CONSERVATIVE SCALE - USING THE GLOBAL MEDIUM OF THE INTERNET. The proceeds of this Offering, by itself, will not give Us enough resources to expand Our services on a large scale. Consequently, We intend to initially operate in the Salt Lake City metropolitan market and surrounding western states and expand regionally as We develop Our business, particularly through the Internet.

       We have purchased rights for use of the domain name http://www.world-wideclassics.com which will serve as Our Internet site. We intend to provide capabilities for uploading photos and specifications of vehicles posted for sale and will process inquiries for the sellers of such vehicles through the site. Eventually, We also intend to create a database of buyers and sellers to enable Us to locate popular and rare vehicles for discriminating consumers that post their specifications for such vehicles on the Internet. In short, Our Web site will be created to appeal primarily to buyers, while Our offline efforts will cater primarily to the needs of sellers, with each group intermediated by the Company.

       OFFLINE AS WELL AS ONLINE SALES. We believe that the Internet represents the most efficient medium for consumers to learn about, sell, and shop for specialized vehicles. Nevertheless, many owners of classic automobiles are typically in advanced age brackets, do not have Internet access, and are not regular users of new technologies to facilitate the purchase or sale of such a vehicle. Consequently, these persons are likely unfamiliar with online methods of brokering the purchase/sale of their vehicles. To reach this base of consumers and sellers, We intend to engage a regionally-based sales force that will seek out specialized and hard-to-find automobiles in surrounding communities to profile on the Company's site and offline advertisements for sale on a consignment basis. Once these vehicles have been located, We intend to market them to consumers through Our web site and other more traditional offline methods.

       ADVANTAGES OF A SPECIALIZED CLEARINGHOUSE FOR CLASSIC CARS. Although there are numerous online and offline services which broker automobiles, only a relative few focus only on the sale of moderately priced classic vehicles such as World-Wide Classics. Because this represents the largest segment of the specialized automobile market, We offer Our customers the following advantages:

       - EXPERIENCE IN THE AUTOMOTIVE INDUSTRY. Our management is familiar with consumer trends with respect to older vehicles (including the emotional attachment people have to certain vehicles), and therefore relies upon pricing manuals and, more importantly, upon their personal experience in advising business and individual clients in the automotive industry for over a decade.

       -     CONSUMER-TO-CONSUMER  FOCUS. The specialized  vehicle market does not lend itself to the creation of dealerships and, therefore, vehicle owners themselves typically serve as the dealer in a sales transaction. Moreover, Our consumers are not looking to trade in an existing vehicle for credit, and usually do not seek traditional automobile financing for the purchase of a specialized vehicle all of which lessen the need for dealer involvement. Because We serve as the only intermediary between sellers and buyers, We can offer more competitive rates for our service, without the difficulty of maintaining a larger dealer network such as some of Our online competitors. Automotive News.com has recently reported that Autoweb.com and Autobytel.com have experienced substantial dealer attrition since the beginning of 2000, and may continue to do so throughout the remainder of year.

COMPETITION

       The market for the purchase of vehicles and automotive-related products and services is intensely competitive, and We expect competition to increase significantly, particularly on the Internet. Barriers to entry on the Internet are relatively low, and We may face competitive pressures from numerous companies. There are many regionally-based used and antique vehicle dealerships and services throughout the United States. There are also a number of auto sales and service companies with a strong Internet presence such as Autoweb.com, Autobytel.com and MSN Carpoint. In addition, there are several online companies that specialize in auto brokerage services, namely CarsDirect.com and Greenlight.com. There are also a number of web sites that provide electronic classified ads for used vehicles. Moreover, there are numerous web sites that offer vehicle information and other content, as well as community offerings, directly to the vehicle buying consumer or targeted audiences such as car collectors. We also face competition from large dealer groups and traditional media companies, such as newspaper, television, and radio companies. In addition, to the foregoing competitors, We also compete with offline vehicle brokerage firms, discount warehouse clubs, and automobile clubs, such as the affinity programs offered by Costco Wholesale Corporation and Wal-Mart Stores, Inc. Several prominent auction web sites have also recently announced their intention to auction vehicles on the Internet. We also compete with a variety of automotive data, vehicle manufacturer and dealer services companies. We believe that the principal competitive factors in facilitating many transactions will be the breadth and quality of selection; availability of information in online and offline formats, and personalized service.

Most of Our existing and potential competitors have longer operating histories in the used automobile and Internet markets, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than We do. Some of Our competitors receive over 1.5 million visitors to their web sites each month. These competitors may be able to undertake more extensive marketing campaigns for their brand, products and services, adopt more aggressive pricing policies and make more attractive offers to potential employees. Furthermore, Our existing and potential competitors may develop offerings that equal or exceed the quality of Our offerings, or achieve greater market acceptance, than Ours. We cannot assure you that We will be able to compete successfully against Our current or future competitors or that competition will not have a material adverse effect on Our business, results of operations and financial condition.

GOVERNMENT REGULATION

       THE INTERNET. Currently few laws or regulations have been adopted that apply directly to Internet business activities. The adoption of local, state, or national laws or regulations may decrease the growth of Internet usage and the acceptance of Internet commerce. Recently, several proposals have been submitted to the U.S. Congress to increase Internet regulation and the taxation of certain activities over the Internet. In addition, the legislatures of several states have discussed the possibility of regulating companies that conduct business over the Internet with residents of their respective states. While We are not aware of any such legislation in place, any law, rule, or regulation hindering the ability of consumers or organizations to transact business on the Internet could have a material adverse effect on Our results of operations and financial condition.

       FRANCHISE LAWS. Our relationships with various sellers of classic automobiles could be found to constitute a "franchise" under federal and state franchise laws. If Our activities are deemed to constitute franchising, We may be subject to licensing, additional reporting, and disclosure requirements. Compliance with varied laws, regulations, and enforcement characteristics found in each state may require Us to allocate many of Our resources in compliance therewith, which may have an adverse effect on Our results of operations and financial condition.

       VEHICLE BROKERAGE LAWS. By facilitating the purchase and sale of specialized vehicles, We will likely be considered an automobile broker under the laws of each state in which We operate. Consequently, as We expand our network of vehicle buyers and sellers, We intend to become licensed in each state in which We conduct Our business. At a minimum, licensing in each state will require Us to pay administrative fees and post bonds of a specified amount, the result of which may retard Our ability to expand as quickly as market opportunities may present themselves.

FACILITIES

       Our executive offices are located in Murray, Utah, only a few miles from downtown Salt Lake City. Our offices have relatively quick access to two major interstate freeways and to the Salt Lake International Airport. Pursuant to the successful completion of this Offering, We intend to relocate Our operations within the same general area to a facility which may provide indoor accommodations to several automobiles. In addition, We intend to use an outside firm to provide co-location services for our web site. We believe that such facilities, if secured, will be adequate for Our needs and do not anticipate any difficulty locating additional facilities, if necessary.

LEGAL PROCEEDINGS

       We are not a party to any pending or threatened legal proceedings.

                                MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

       The following table sets forth certain information as of September 1, 2000 concerning the directors and executive officers of the Company:

       Name           Age      Position

Kevin B. Denos        35       President, Chief Executive Officer, and Director

Clara Evans           28       Secretary and Director
----------------------
       KEVIN B. DENOS, is a founder of the Company and serves as the Company's CEO, President and Chairman of the Board of Directors. Mr. Denos has spent most of his life as a full or part-time mechanic and automobile enthusiast. Mr. Denos attended Utah Technical College for two years, studying heavy-duty mechanics. He has spent considerable time, restoring, rebuilding, and refurbishing automobiles, as well as consulting area businesses and individuals regarding appraisal, acquisition, disposition, restoration, and care of a wide range of makes and models of motor vehicles. Mr. Denos holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

     CLARA EVANS, serves as Secretary of the Company and as a member of the Board of Directors. Ms. Evans is a paraprofessional working with handicapped children in Murray, Utah, utilizing her strong organizational skills. Prior to her work as a paraprofessional, Ms. Evans was employed by Mailboxes, etc. in in Salt Lake City, Utah. Ms. Evans attended Murray High School. Ms. Evans holds no directorships in any other company subject to the requirements of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

       The Company has only been recently incorporated, has not yet commenced planned operations, and has not paid any compensation to its executive officers or directors to date.

       PROPOSED COMPENSATION. Upon completion of the Offering, the officers and directors will be entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on behalf of the Company. Initially, We anticipate that the officers will devote only a portion of their time to the affairs of the Company. No person will be employed full-time and will not receive a regular salary or wage for his or her time, unless and until the Company's business operations develop to the point where a full-time or other extensive time commitment is required. In lieu thereof, Mr. Denos will initially work for the Company on a commission basis, receiving a percentage of the revenues received from the facilitation of a successful transaction involving the purchase and sale of an automobile. The Company presently has no formal written employment agreements or other arrangements or understandings with the officers regarding the commitment of time or the payment of salaries or other compensation, and there is no assurance that the presently contemplated arrangements will continue for any specified length of time in the future, nor any assurance with respect to the continued availability to the Company of the services of Mr. Denos. However, Mr. Denos is presently prepared to devote such time as may be necessary to the development of the Company's business, including full time, if that becomes necessary. In such case, the Company may pay Mr. Denos a reasonable salary commensurate with his skill and contribution to the Company.

                             PRINCIPAL SHAREHOLDERS

       The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 1, 2000, and as adjusted to reflect the sale of Common Stock offered in this Offering by (i) each person (or group of affiliated persons) who is known by the Company to beneficially own more that 5% of the outstanding shares of its Common Stock, (ii) each director and executive officer of the Company and (iii) all executive officers and directors of the Company as a group. Unless indicated otherwise, the address for each officer, director and 5% stockholder is c/o the Company, 6427 South, Blaine Drive, Murray, Utah 84107.


                                      TITLE OF                   PERCENTAGE            PERCENTAGE AFTER
       NAME AND ADDRESS               CLASS       SHARES         OF CLASS              MAXIMUM OFFERING
       ----------------               -----       ------         --------              ----------------

Kevin B. Denos................        Common      40,000           4.0%                3.1%
Clara Evans...................        Common      10,000           1.0%                0.7%
George W. Denos(2)............        Common      450,000          45.0%               39.1%
Eslie O. Barlow...............        Common      500,000          50.0%               43.5%
-------------------------

(1) For each stockholder, the calculation of percentage of shares and beneficial ownership prior to the Offering is based on 1,000,000 shares of Common Stock outstanding as of September 1, 2000. For each stockholder, the calculation of percentage of shares and beneficial ownership after the Offering is based upon 1,300,000 shares of Common Stock outstanding. No options, warrants, rights, or instruments convertible into common stock of the Company are currently outstanding. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

(2) Principal Shareholder of the Company and the father of the President, Kevin B. Denos.

                              CERTAIN TRANSACTIONS

       In connection with the organization of the Company, its founding shareholders paid an aggregate of $5,000 cash ($2,500 from Eslie Barlow, $2,250 from George Denos, $200 from Kevin Denos, and $50 from Clara Evans) to purchase 1,000,000 shares of Common Stock of the Company at a price of $0.005 per share.

       It is contemplated that the Company may enter into certain transactions with officers, directors, or affiliates of the Company which, even though they may involve conflicts of interest in that they are not arms' length transactions, are believed to be fair and equitable transactions in the best interest of the Company. Our policy is that all transactions between the Company and any affiliates be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

       Mr. Kevin Denos, as President of the Company, anticipates initially devoting up to 20% of his time to the affairs of the Company. If and when the business operations of the Company increase and a more extensive time commitment is needed, Mr. Denos is prepared to devote more time to the Company, in the event that becomes necessary.

       The Company has no formal written employment agreement or other contracts with its President, and there is no assurance that the services and facilities to be provided by Mr. Kevin Denos will be available for any specific length of time in the future. The amounts of compensation and other terms of any full time employment arrangements with Mr. Denos would be determined if and when such arrangements become necessary.


                           DESCRIPTION OF SECURITIES

COMMON STOCK

       The Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share. As of September 1, 2000, there were 1,000,000 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters to be voted on by stockholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire Board of Directors, and if they do so, minority shareholders would not be able to elect any members to the Board of Directors. The Company's Board of Directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Company by its existing shareholders and which may dilute the book value of the Common Stock.

       Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription, sinking fund, or conversion rights. Holders of Common Stock will be entitled to receive ratably such dividends as may be declared by the Company's Board of Directors from time to time out of funds legally available therefor. The Company has not paid dividends on its Common Stock in the past and does not anticipate that it will pay dividends in the foreseeable future. In the event of liquidation of the Company, the shares of the Company's Common Stock are entitled to share equally in the corporate assets after satisfaction of all liabilities.

ANTITAKEOVER PROVISIONS

       Certain provisions of the Company's Certificate of Incorporation ("Certificate") and the Bylaws adopted therefrom may have the effect of preventing, discouraging, or delaying a change in the control of the Company and may maintain the incumbency of the Board of Directors and management. Moreover, the Certificate provides that these provisions of the Certificate relating to number and vacancies, may only be amended by a vote of at least 662/3% of the shareholders. Finally, the Bylaws provide that special meetings of the stockholders may only be called by the President of the Company or pursuant to a resolution adopted by a majority of the Board of Directors.

TRANSFER AGENT AND REGISTRAR

       The Transfer Agent and Registrar of the Common Stock offered hereby is American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, Utah 84111.

DIVIDEND POLICY

       The Company has not previously paid any cash dividends on Common Stock and does not anticipate paying dividends on Common Stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Delaware corporate law, no dividends or other distributions may be made which would render the Company insolvent or would reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.


                          SHARES ELIGIBLE FOR FUTURE SALE

       Upon completion of this Offering, the Company will have 1,300,000 shares of Common Stock outstanding. Of the outstanding shares of Common Stock, only the shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act of 1933 (the "Securities Act"), unless held by "affiliates" of the Company, as that term is defined in Rule 144 of the Securities Act ("Affiliates").

       The remaining 1,000,000 shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act and were issued and sold by the Company in private transactions and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144.

       In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, as well as persons who may be deemed Affiliates, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or
(ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are also subject to certain other requirements relating to manners of sale, notice and availability of current public information about the Company. A person (or person whose shares are aggregated) who is not deemed to have been an Affiliate at any time during the three months immediately preceding the sale is entitled to sell restricted shares pursuant to Rule 144(k) without regard to the limitations described above, provided that two years have expired since the later of the date on which such restricted shares were first acquired from the Company or from an Affiliate.

       The Company cannot predict the effect, if any, that sales of shares of Common Stock, or the availability of such shares for sale will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.


                              PLAN OF DISTRIBUTION

       We are offering up to 300,000 shares of the Company's $0.001 par value Common Stock to the public on a "best efforts, 100,000 shares minimum, 300,000 shares maximum" basis, at a price of $0.50 per share. The Offering will be managed by the Us without an underwriter. We may enter into agreements with securities broker-dealers who are members of the National Association of Securities Dealers, Inc. (NASD), whereby these broker-dealers will be involved in the sale of the Shares and will be paid a commission by the Company of up to 14% of the offering price of the Shares sold by them. In addition, the Shares will be offered and sold by the officers of the Company, who will receive no sales commissions or other compensation in connection with the Offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with such activities. This will not involve any reallocations between NASD members and non-members. The Company will not compensate any of its officers or directors for sale of securities hereunder but may pay a finders fee (not to exceed 14%) to other persons who introduce the Company to investors, where no sales commission is paid and such payment is permitted under applicable state law. Neither Mr. Kevin Denos not any other associated person of the Company is an associated person of a broker or dealer or subject to any statutory disqualification as defined in Section 3(a)(39) of the Securities Act, nor will any such person be compensated in connection with his participation in the Offering, which participation will be limited to distributing this prospectus or other written communication (the content of which is approved by an officer or director of the Company), by mail or other means that does not involve oral solicitation, responding to inquiries of prospective purchasers with information contained herein and performing ministerial and clerical work involved in effecting sales transactions.

       We cannot assure You that all or any of the Shares will be sold. If We fail to receive subscriptions for a minimum of 100,000 Shares within 120 days from the date of this prospectus (or 150 days if extended by the Company), the Offering will be terminated and any subscription payments will be promptly refunded within 5 days to subscribers, without any deduction therefrom or any interest thereon. If subscriptions for at least the minimum amount are received within such period, funds will not be returned to investors and the Company may continue the Offering until such periods expire or subscriptions for all 100,000 Shares have been received, whichever occurs first. Current shareholders may purchase up to 10 percent of the Shares offered hereby. Any such purchases will be made for investment purposes only and not with a view toward further resale, and may be made for the purpose of completing at least the minimum amount of the Offering.

       All subscription payments should be made payable to Brighton Bank as Escrow Agent for the Company. The Company and any participating broker-dealers will mail or otherwise forward all subscription payments received, by noon of the next business day following receipt, to Brighton Bank at 311 South State Street, Salt Lake City, Utah 84111 for deposit into the escrow account being maintained by Brighton Bank as Escrow Agent for the Company, pending receipt of subscriptions for at least a minimum of 100,000 Shares or expiration of the Offering period, whichever occurs first. Subscription payments will only be disbursed from the escrow account to the Company if at least 100,000 Shares are sold, of if not sold, for the purpose of refunding subscription payments to the subscribers. You will have no right to return or use of Your funds during the Offering period, which may last up to 150 days.

                                 LEGAL MATTERS

       Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Kenneth I. Denos, P.C., Riverton, Utah.

                                  EXPERTS

       The consolidated financial statement of World-Wide Classics, Inc. as of June 30, 2000 included in this Prospectus have been examined by HJ & Associates, L.L.C., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.


                           ADDITIONAL INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement and exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, with respect at any contract or other document filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to such exhibit. The Registration Statement, including any exhibits thereto, may be inspected without charge at the Commission's public reference facility at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Pacific regional offices of the Commission at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of all or any part of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 after payment of fees prescribed by the Commission. The Commission maintains a Web site that contains online reports, proxy and information statements, and other information regarding registrants. The address of the Commission's Web site is http://www.sec.gov.

               INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                           WORLD-WIDE CLASSICS, INC.



                                 C O N T E N T S


Independent Auditors' Report.................................................. 2

Balance Sheet................................................................. 3

Statement of Operations...... ................................................ 4

Statement of Stockholders' Equity (Deficit)................................... 5

Statement of Cash Flows....................................................... 6

Notes to the Financial Statements............................................. 7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of World-Wide Classics, Inc.
(A Development Stage Company)
Murray, Utah

We have audited the accompanying balance sheet of World-Wide Classics, Inc. (a development stage company) as of June 30, 2000 and the related statements of operations, stockholders' equity (deficit), and cash flows from inception on February 1, 2000 through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World-Wide Classics, Inc. (a development stage company) as of June 30, 2000 and the results of its operations and its cash flows from inception on February 1, 2000 through June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company currently has minimal operations or assets which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
August 31, 2000

                              WORLD-WIDE CLASSICS, INC.
                            (A Development Stage Company)
                                    Balance Sheet

                                        ASSETS

                                                                      June 30,
                                                                       2000
CURRENT ASSETS
   Cash                                                     $           3,763
   Inventory                                                              300
                                                                          ---

     Total Current Assets                                               4,063
                                                                        -----
    TOTAL ASSETS                                            $           4,063
                                                            =           =====


                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                  ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable                                         $           2,500
                                                            -           -----

     Total Current Liabilities                                          2,500
                                                                        -----

     Total Liabilities                                                  2,500
                                                                        -----

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock, par value $0.001; authorized 500,000
    shares; -0- shares issued and outstanding                               -
   Common stock, par value $0.001; authorized 50,000,000
    shares; 1,000,000 shares issued and outstanding                     1,000
   Additional paid-in capital                                           4,000
   Accumulated deficit                                                 (3,437)
                                                                       ------

     Total Stockholders' Equity (Deficit)                               1,563
                                                                        -----

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)  $           4,063
                                                           =           =====

           The  accompanying  notes  are  an  integral  part  of  these financial statements.

                              WORLD-WIDE CLASSICS, INC.
                           (A Development Stage Company)
                              Statement of Operations

                                                            From
                                                         Inception on
                                                          February 1,
                                                         2000 Through
                                                           June 30,
                                                            2000

REVENUES                                             $           1,200

COST OF SALES                                                    1,200
                                                                 -----

GROSS MARGIN                                                        -
                                                                ------

EXPENSES

   General and administrative                                    3,437
                                                                 -----

     Total Expenses                                              3,437
                                                                 -----

NET LOSS                                             $          (3,437)
                                                     =          ======

BASIC LOSS PER SHARE                                 $           (0.00)
                                                     =           =====

      The  accompanying  notes  are  an  integral  part  of  these financial statements.


                            WORLD-WIDE CLASSICS, INC.
                          (A Development Stage Company)
                      Statement of Stockholders' Equity (Deficit)



                                                                                                     Deficit
                                                                                                     Accumulated
                                                                                    Additional       During the
                                                              Common                  Paid-in        Development
                                                    ------------------------
                                                 Shares             Amount           Capital           Stage
                                                 ----------         ----------       -----------       -----------

Inception, February 1, 2000                          -         $        -        $        -         $       -

Common stock issued for cash
 at $0.005 per share                              1,000,000              1,000             4,000            -

Net loss from inception on
 February 1, 2000 through
 June 30, 2000                                       -                  -                 -                 (3,437)
                                                     ------             ------            ------            ------

Balance, June 30, 2000                            1,000,000    $         1,000   $         4,000    $       (3,437)
                                                  =========    =         =====   =         =====    =       ======

        The  accompanying  notes  are  an  integral  part  of  these financial statements.



                                WORLD-WIDE CLASSICS, INC.
                             (A Development Stage Company)
                                 Statement of Cash Flows

                                                                                                        From
                                                                                                     Inception on
                                                                                                      February 1,
                                                                                                       2000 Through
                                                                                                       June 30,
                                                                                                        2000

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                                       $           (3,437)
   Changes in assets and liabilities:
     (Increase) in inventory                                                                                    (300)
     Increase in accounts payable                                                                              2,500
                                                                                                               -----

       Net Cash Used by Operating Activities                                                                  (1,237)
                                                                                                              ------

CASH FLOWS FROM INVESTING ACTIVITIES                                                                          -
                                                                                                              ------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from issuance of common stock                                                                      5,000
                                                                                                               -----

       Net Cash Provided by Financing Activities                                                               5,000
                                                                                                               -----

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                                      3,763

CASH AT BEGINNING OF PERIOD                                                                                   -
                                                                                                              ------

CASH AT END OF PERIOD                                                                             $            3,763
                                                                                                  =            =====


SUPPLEMENTAL CASH FLOW INFORMATION:

   Cash paid for:

     Interest                                                                                     $           -
     Income taxes                                                                                 $           -


       The  accompanying  notes  are  an  integral  part  of  these financial statements.

                           WORLD-WIDE CLASSICS, INC.
                         (A Development Stage Company)
                       Notes to the Financial Statements
                                June 30, 2000


NOTE 1 -      ORGANIZATION

              World-Wide Classics, Inc. (the Company) was organized on October 27, 1999, under the laws of the State of Delaware. The Company began operations on February 1, 2000, therefore, for accounting purposes, the inception date is February 1, 2000. The purpose of the Company is to perform any lawful activity permitted by the State of Delaware in an effort to obtain or develop a line or lines of business. The Company has not conducted significant business operations and in accordance with SFAS #7, is considered a development stage company.

NOTE 2 -      SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

              The Company has no significant operations to date and its accounting policies and procedures have not been determined, except as follows:

              Accounting Method

              The Company uses the accrual method of accounting and has adopted a December 31 year end.

              Basic Loss Per Share

              Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.
                                                                     From
                                                                  Inception on
                                                                   February 1,
                                                                   2000 Through
                                                                     June 30,
                                                                      2000

              Numerator - loss                              $           (3,437)
              Denominator - weighted average number of
                shares outstanding                                   1,000,000
                                                                     ---------

              Loss per share                                $            (0.00)
                                                            =            =====

              Income Taxes

              As of June 30, 2000, the Company had a net operating loss carryforward for federal income tax purposes of approximately $3,400 that may be used in future years to offset taxable income through 2020. The tax benefit of the cumulative carryforwards has been offset by a valuation allowance of the same amounts.

              Cash and Cash Equivalents

              For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase to be cash equivalents.

                                    WORLD-WIDE CLASSICS, INC.
                                 (A Development Stage Company)
                               Notes to the Financial Statements
                                          June 30, 2000


NOTE 2 -      SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

              Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 -      GOING CONCERN

              The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

              In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include (1) raising additional capital through sales of common stock, the proceeds of which would be used to market and develop the existing software and related rights, hiring of administrative, sales and marketing personnel and (2) the use of stock options to pay for employee compensation and marketing services. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

              The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

  NO DEALER, SALESPERSON OR OTHER                        300,000 SHARES
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS
OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS
AND, IF GIVEN OR MADE, SUCH INFORMATION OR           WORLD-WIDE CLASSICS, INC.
REPRESENTATIONS MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY          COMMON STOCK
SECURITY OTHER THAN THE SHARES OF COMMON
STOCK TO WHICH THIS PROSPECTUS RELATES, OR ANY
OFFER IN ANY JURISDICTION IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION IS NOT
QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.  NEITHER THE DELIVERY OF THIS          --------------------------
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN                 PROSPECTUS
THE AFFAIRS OF THE COMPANY OR THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF        --------------------------
ANY TIME SUBSEQUENT TO THE DATE HEREOF.


   ---------------------------


    TABLE OF CONTENTS          PAGE

AVAILABLE INFORMATION............2
PROSPECTUS SUMMARY...............3
RISK FACTORS................... .5                  ---------------------------
DILUTION........................10
COMPARATIVE DATA................11
USE OF PROCEEDS.................12
MANAGEMENT'S PLAN
         OF OPERATION...........14
BUSINESS....................... 15                    SEPTEMBER 14, 2000
MANAGEMENT......................21
PRINCIPAL SHAREHOLDERS..........23
CERTAIN TRANSACTIONS............23
DESCRIPTION OF SECURITIES.......24
SHARES ELIGIBLE FOR FUTURE SALE.25
PLAN OF DISTRIBUTION............26
LEGAL MATTERS...................27
EXPERTS.........................27
AVAILABLE INFORMATION...........27
FINANCIAL STATEMENTS............F-1

  ---------------------------



















-------------------------------   ---------------------------------------------

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATE LAW

         Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty except for:(i) any breach of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) declaration of unlawful dividends or unlawful stock repurchases or redemptions;
(iv) any transaction from which the director derived an improper benefit; or (v) any act or omission occurring prior to the date any such provision eliminating or limiting such liability became effective.

         Section 145(a) of the DGCL provides that a corporation may indemnify an officer or director who is or is threatened to be made a party to a proceeding (other than an action by or in the right of the corporation) by reason of the fact that such officer or director is or was (i) serving as an officer, director, employee, or agent of the corporation, or (ii) served at the request of such corporation as an officer, director, employee, or agent of another corporation or other enterprise or entity. Such indemnification may only be made if the officer's or director's conduct was in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145(c) of the DGCL provides that a corporation shall indemnify an officer or director for his reasonable expenses in connection with the defense of any proceeding if the officer or director has been successful, on the merits or otherwise. Section 145(e) provides that a corporation may advance expenses to an officer or director who is made a party to a criminal or civil proceeding before a final disposition is made, if the corporation receives an undertaking by or on behalf of such officer or director to repay any amounts advanced if it is determined that such officer or director was not entitled to indemnification. Section 145(j) provides that the indemnification provisions of Section 145 continue for a person who has ceased to be an officer or director, and inures to the benefit of the heirs, executors, and administrators of such person. Section 145(g) provides that a corporation may purchase and maintain insurance on behalf of officers or directors, among others, against liabilities imposed upon them by reason of actions in their capacities as such, and whether or not the corporation would have the power to indemnify them against such liability under
Section 145.

CERTIFICATE OF INCORPORATION

         Article VI of the Certificate of Incorporation provides that the liability of directors to the Company or its stockholders is eliminated to the fullest extent permitted under the DGCL, as described in the preceding section.

BYLAWS

         Article VI, Section 6.1(a) of the Bylaws provides that an officer or director who was or is made party to, or is threatened to be made a party to, or is involved in any proceeding by reason of the fact that he or she is or was an officer or director, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, or as its representative in another enterprise shall be indemnified and held harmless to the fullest extent permitted and subject to the standards of conduct, procedures, and other requirements under Delaware law. Article, VI,
Section 6.1(a) further provides that the Company may purchase and maintain insurance on behalf of an officer or director against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify such officer or director.

         Article VI, Section 6.1(b) of the Bylaws provides that the right of an officer or director to indemnification shall continue beyond termination as such an inures to the benefit of the heirs and personal representatives of such officer or director.

         Article VI, Section 6.1(d) of the Bylaws provides that the Company shall, from time to time, reimburse or advance to an officer or director the funds necessary for payment of expenses incurred in connection with defending any proceeding for which he or she is indemnified by the corporation, in advance of the final disposition of such proceeding, provided that, if then required by the DGCL, such advancements may only be paid upon the receipt by the corporation of an undertaking by or on behalf of such officer or director to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the officer or director is not entitled to be indemnified for such expenses.

ITEM 25.                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except for the fees payable to the Commission.


SEC Registration Fee....................................             $     39.60
Printing and engraving expenses.........................                  260.00
Legal fees and expenses.................................                6,000.00
Accounting fees and expenses............................                1,200.00
Blue Sky filing fees....................................                  450.00
Transfer Agent fees and expenses........................                  250.00
Escrow agent fees and expenses..........................                  750.40
Miscellaneous...........................................                   50.40
                                                               -----------------
         Total..........................................              $ 9,000.00
                                                               =================


ITEM 26.                RECENT SALES OF UNREGISTERED SECURITIES

         On February 1, 1999, in consideration for $5,000 in cash, the Company sold and issued 1,000,000 shares of Common Stock to the officers and directors of the Company and two other persons with a relationship to such officers and directors residing in the state of Utah in order to receive seed capital to organize the Company. The Company believes that the transactions were exempt from the registration provisions of the Securities Act of 1933 pursuant to Sections 3(a)(11) and 4(2) of such Act.

ITEM 27.                EXHIBITS

         The following exhibits are filed as part of this Registration Statement

      EXHIBIT
      NUMBER           TITLE OF DOCUMENT
      ------           -----------------
      3.1              Certificate of Incorporation of World-Wide Classics, Inc., a
                       Inc., a Delaware corporation.
      3.2              Bylaws of World-Wide Classics, Inc., a Delaware corporation.
      4.1              Form of Common Stock Certificate.
      5.1              Opinion of Kenneth I. Denos, P.C., Attorney at Law (including consent).
     10.1              Form of Subscription Agreement
     23.1              Consent of HJ & Associates, L.L.C.
     23.2              Consent of Kenneth I. Denos, P.C. (Filed as part of Exhibit 5.1).
---------------


ITEM 28.                UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to any provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:
               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a new form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Salt Lake City, state of Utah, on September 14, 2000.

                                               WORLD-WIDE CLASSICS, INC.

                                               By: /s/ Kevn G. Denos
                                               --------------------------------
                                                   Kevin B. Denos
                                                   Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                Title                             Date

/s/ Kevin B. Denos
----------------------   President, Chief           September 14, 2000
Kevin B. Denos           Executive Officer, and
                         Director (Principal
                         Executive Officer)

/s/ Clara Evans
----------------------   Secretary and Director     September 14, 2000
Clara Evans